UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 13, 2006
United America Indemnity, Ltd.
(Exact name of registrant as specified in its charter)

Cayman Islands	000-50511	98-0417107

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Walker House, 87 Mary Street, P.O. Box
908GT, Cayman Islands, Cayman Islands		None

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (345) 949-0100
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Employment Agreement, Robert M. Fishman
Press Release dated November 13, 2006

Item 1.01 Entry into a Material Definitive Agreement.
The information set forth under Item 5.02 of this Current Report on Form 8-K with respect to the material agreement attached hereto as Exhibit 10.1 is incorporated by reference herein.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 13, 2006, we announced the appointment of Robert M. Fishman to the position of Chief Executive Officer of the Company effective November 27, 2006. Mr. Fishman will also become a member of the Company’s Board of Directors effective November 27, 2006.
Mr. Fishman, age 57, joins United America Indemnity from Arag Insurance Company, a specialty provider of legal insurance and related services, where he served as President and Chief Executive Officer since 2005. Prior to Arag Insurance Company, he served as President of Quanta Holdings from 2004 to 2005. From 1994 to 2004, Mr. Fishman served in a variety of executive positions at Zurich Financial. Before joining Zurich Financial, Mr. Fishman held positions at Lexington Insurance Company and Progressive Risk Management Services.
In connection with Mr. Fishman’s appointment, the Company entered into an employment agreement on November 9, 2006 with Mr. Fishman. The initial term of the agreement is from November 27, 2006 through December 31, 2010, subject to an automatic renewal on a year to year basis in the absence of notice by either party to terminate the agreement. Under the agreement, Mr. Fishman is to receive an annual base salary of $600,000. Mr. Fishman shall also receive an annual bonus for the 2006 calendar year equal to $500,000, with $100,000 paid on December 30, 2006 and the remainder paid on March 15, 2007, subject to continued employment on each payment date. In respect of each full calendar year during the term, commencing with 2007, the Company shall provide Mr. Fishman with an annual bonus opportunity based upon the achievement of more than 90% of certain consolidated net income per share targets. Such awards, if achieved, are to be paid in both cash and restricted shares. The first $500,000 shall be payable in restricted shares, and with respect to calendar year 2007-2009, shall vest at the rate of 25% per year over four (4) years. Thereafter, any restricted shares awarded shall vest at the rate of 33% over three (3) years. Subject to continued employment, Mr. Fishman shall also be entitled to a cash payment to cover the federal and state tax liability associated with the vesting of such restricted stock. Any annual bonus amount earned in excess of the first $500,000 shall be paid in cash, with 50% of such amount paid within 30 days of the Board’s approval of such bonus. The remaining 50% shall be retained for three (3) years. After such three-year period, the Performance Score for the original bonus year shall be redetermined and any retained amounts, after being increased or reduced, shall then be paid to Mr. Fishman, along with a deemed investment return thereon. Receipt of the retained cash amounts and vesting in restricted shares are both subject to certain continued employment requirements.
Per the terms of the agreement, Mr. Fishman is obligated to purchase from the Company, prior to November 27, 2006, $1,000,000 of the Company’s Class A Common Shares valued at the closing price on the trading day on which the employment agreement was executed. Such shares shall not be transferable except in limited instances. Additionally, Mr. Fishman shall also receive options to acquire the Company’s Class A Common Shares, with an exercise price equal to the closing price of the Company’s Class A Common Shares on the trading day the employment agreement was executed. The number of options Mr. Fishman shall receive shall equal the quotient obtained by dividing $10,000,000 by the exercise price. 50% of such options shall be time vesting options and vest at the rate of 25% per year over four (4) years. The remaining 50% are performance vesting options and shall vest at the rate of up to 25% per year over four (4) years, subject to achievement of certain performance targets by Mr. Fishman. The performance vesting options may also vest (a) upon a change of control of the Company, it is determined that the price of the Company’s shares grew at or in excess of a 15% compounded annual rate during the period beginning as of the effective date of the employment agreement and ending as of the date of the change of control or (b) for each of either 2009 and 2010 or 2010 and 2011, the Company’s annual return on equity and annual increase in gross written premiums exceeded the results achieved by more than 50% of a group of the Company’s publicly-traded peers. Option vesting is subject to certain continued employment requirements.
Mr. Fishman’s employment may be terminated at any time by the Board of Directors or by Mr. Fishman upon 3 months written notice. If a termination is for Cause, death or Disability, Mr. Fishman shall be entitled to receive all accrued but unpaid base salary, and any vesting of restricted stock and/or options shall cease. If Mr. Fishman’s employment is terminated Without Cause or for Good Reason, Mr. Fishman shall receive 18 months base salary (less any amounts paid during the applicable notice period), continued benefits for 18 months, and continued vesting in awarded restricted stock and conditionally vested performance vesting options. For 18 months following Mr. Fishman’s termination for any reason, Mr. Fishman shall be subject to certain non-compete, non-solicit and confidentiality obligations.
The foregoing is a summary of the terms of the employment agreement and does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement. A copy of the employment agreement is attached hereto as Exhibit 10.1, and is incorporated by reference herein. In addition, a copy of the press release announcing Mr. Fishman’s hiring is attached to this Current Report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
10.1	Employment Agreement by and among United America Indemnity, Ltd. and Robert M. Fishman

99.1	Press Release dated November 13, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United America Indemnity, Ltd.
November 13, 2006	By:	Garland P. Pezzuolo
		Name:	Garland P. Pezzuolo
		Title:	General Counsel